Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to Registration Statement (No. 333-170250) on Form S-1 of Image Metrics, Inc. (the “Company”) of our report dated November 7, 2011, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ SingerLewak LLP

SingerLewak LLP
Los Angeles, California
November 7, 2011